As filed with the Securities and Exchange Commission on July 26, 2018.
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-0612970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

130 Harbour Place Drive, Suite 300, Davidson, North Carolina 28036
(704) 869-4600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants Principal Executive Offices)

Curtiss-Wright Corporation Employee Stock Purchase Plan (as amended, effective May 10, 2018) (Full Title of the Plan)

David C. Adams
Chairman and Chief Executive Officer
Curtiss-Wright Corporation
130 Harbour Place Drive, Suite 300
Davidson, North Carolina 28036
(704) 869-4600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Paul J. Ferdenzi, Esq.
Curtiss-Wright Corporation
Vice President, General Counsel, and Corporate Secretary
130 Harbour Place Drive, Suite 300
Davidson, North Carolina 28036
(704) 869-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (a)	Proposed maximum offering price per share (c)	Proposed maximum aggregate offering price (c)	Amount of registration fee
Common Stock, par value $1.00 per share	750,000 (b)	$107.11	$80,332,500	$10,002

(a)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of common stock, par value $1.00 per share, of Curtiss-Wright Corporation, that may be issuable as a result of a stock split, stock dividend or similar transaction under the Curtiss-Wright Corporation Employee Stock Purchase Plan, as amended effective May 10, 2018 (the “Plan”).

(b)	Represents additional shares reserved for issuance under the Plan as of the date of this Registration Statement.

(c)
Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act, the proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of registration fee and are based upon 85% of the average of the high and low prices of the Registrant’s shares of common stock on the New York Stock Exchange on July 20, 2018. Pursuant to the Plan, the purchase price of a share of the Registrant’s common stock shall be an amount equal to 85% of the fair market value of a share of the Registrant’s common stock on the last day of the applicable offering period.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 750,000 shares of common stock, par value $1.00 per share (“Common Stock”), of Curtiss-Wright Corporation (the “Company”) that may be offered and sold under the Curtiss-Wright Corporation Employee Stock Purchase Plan, as amended, effective May 10, 2018 (the “Plan”). On May 10, 2018, the Company’s stockholders ratified an amendment to the Plan to increase the aggregate number of shares of Common Stock that may be issued under the Plan by 750,000 from 3,200,000 to 3,950,000.
Pursuant to General Instruction E of Form S-8, the contents of the Company’s previously filed Registration Statements on Form S-8 (Registration No. 333-116195 and Registration No. 333-177739), filed on June 4, 2004 and November 4, 2011, respectively, with the Securities and Exchange Commission (“SEC”) are incorporated by reference herein and made a part of this Registration Statement to the extent not otherwise amended or superseded by the contents hereof.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The documents listed below, which have previously been filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

(b)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018;

(c)
The Company’s Current Reports on Form 8-K filed with the SEC on February 22, 2018 (excluding Item 2.02 and Exhibits 99.1 and 99.2 in Item 9.01(c)), May 3, 2018 (excluding Item 2.02 and Exhibits 99.1 and 99.2 in Item 9.01(c)), May 11, 2018, May 21, 2018, and July 26, 2018 (excluding Item 2.02 and Exhibits 99.1 and 99.2 in Item 9.01(c)); and

(d)
The description of the Company’s Common Stock contained in Amendment No. 1, dated May 24, 2005, to the Company’s Registration Statement on Form 8-A, for the registration of the Common Stock pursuant to Section 12(b) of the Exchange Act, and any updates of such description contained in any registration statement, report or amendment thereto of the Company hereafter filed under the Exchange Act.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than the portions of those documents not deemed to be filed) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.
Reference is made under this Item 8 to the exhibit index included in this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Form 8-A12B/A filed with the SEC on May 24, 2005).
4.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to Form 8-K filed with the SEC on May 18, 2015).
4.3	Form of stock certificate for Common Stock (incorporated by reference to Exhibit 4.1 to Form 8-A12B/A filed with the SEC on May 24, 2005).
5.1	Opinion of Paul J. Ferdenzi, Esq.*
23.1	Consent of Paul J. Ferdenzi, Esq. (included in Exhibit 5.1 hereto).
23.2	Consent of Deloitte & Touche, LLP, as independent registered public accounting firm.*
24.1	Power of Attorney (included on signature pages hereto).
99.1
Curtiss-Wright Corporation Employee Stock Purchase Plan, as amended, effective May 10, 2018 (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2018).**

*Filed herewith
**Indicates contract or compensatory plan or arrangement

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Davidson, and State of North Carolina on the 26th day of July, 2018.

CURTISS-WRIGHT CORPORATION

By:	/s/ Glenn E. Tynan
Glenn E. Tynan
Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Adams and Glenn E. Tynan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, in connection with this Registration Statement, to sign any and all amendments or supplements to this Registration Statement, including any and all stickers and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 26th day of July, 2018.

Signature	Title

/s/ David C. Adams	Chairman, Chief Executive Officer and Director
David C. Adams	(Principal Executive Officer)

/s/ Glenn E. Tynan	Vice President and Chief Financial Officer
Glenn E. Tynan	(Principal Financial Officer)

/s/ K. Christopher Farkas	Vice President Finance and Corporate Controller
K. Christopher Farkas	(Principal Accounting Officer)

/s/ Dean M. Flatt	Director
Dean M. Flatt

/s/ S. Marce Fuller	Director
S. Marce Fuller

/s/ Rita J. Heise	Director
Rita J. Heise

/s/ Bruce D. Hoechner	Director
Bruce D. Hoechner

/s/ Allen A. Kozinski	Director
Allen A. Kozinski

/s/ John B. Nathman	Director
John B. Nathman

/s/ Robert J. Rivet	Director
Robert J. Rivet

/s/ Albert E. Smith	Director
Albert E. Smith

/s/ Peter C. Wallace	Director
Peter C. Wallace